                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-88676, 333-09565, and 333-97652 of First Keystone Financial, Inc. on Form S-8 and Registration No. 333-141970 of First Keystone Financial, Inc. on Form S-3 our report dated December 27, 2007, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended September 30, 2007.


/s/ S.R. Snodgrass, A.C.

Wexford, PA
December 27, 2007